AMENDMENT NO. 1
to
TAG ALONG AGREEMENT

Made and entered into on this 25th day of September, 2008
(“this Amendment No. 1”)

By and Between:

ISRAEL CORPORATION LTD.

a company duly organised under the laws of the State of Israel
(hereinafter, “TIC”)

and

BANK LEUMI LE-ISRAELB.M.

a banking corporation organised under the laws of the State of Israel
(hereinafter, “the Bank”)

WHEREAS:	TIC and the Bank are parties to a Tag Along Agreement dated September 28, 2006 (“the Tag Along Agreement”) with respect to the securities of Tower Semiconductor Ltd. (“Tower”); and

WHEREAS:
the Bank and Bank Hapoalim B.M. (collectively, “the Banks”) and Tower are parties to a Facility Agreement dated January 18, 2001, as amended and restated on August 24, 2006 and as further amended by Amendment No. 1 thereto, dated September 10, 2007 (“the Facility Agreement”); and

WHEREAS:
at the request of Tower, the Banks and Tower have entered into a further Amending Agreement dated September 25, 2008 (“the 2008 Amending Agreement”), the conditions to the effectiveness of which include, inter alia, the conversion by each Bank of approximately US $85,000,000 (eighty-five million United States Dollars) of its loans made to Tower pursuant to the Facility Agreement and all US $15,000,000 (fifteen million United States Dollars) of loans made by each Bank to Tower pursuant to each Bank’s Equipment Facility Agreement dated September 10, 2007 with Tower, into an equity-equivalent convertible capital note (“the New Capital Notes”) to be issued to the Bank or its nominee in the amount of US $100,000,000 (one hundred million United States Dollars) which will in turn be convertible, in whole or in part, at any time and from time to time into 70,422,535 (seventy million four hundred and twenty-two thousand five hundred and thirty-five) shares of Tower (“the New Shares”) and the entering into by the Bank and TIC of this Amendment No. 1, so as to include the New Capital Notes and the New Shares issuable upon conversion thereof within the tag along rights granted to the Bank by TIC pursuant to the Tag Along Agreement; and

WHEREAS:	the parties wish to amend the Tag Along Agreement as set out below,

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Capitalised terms in this Amendment No. 1 shall bear the meaning ascribed to such terms in the Tag Along Agreement unless the context otherwise requires.

2.	The recitals to the Tag Along are hereby amended to add the following as the penultimate “WHEREAS” clause:

“WHEREAS:
at the request of Tower, the Banks and Tower have entered into a further Amending Agreement dated September 25, 2008 (‘the 2008 Amending Agreement’), the conditions to the effectiveness of which include, inter alia, the conversion by each Bank of approximately US $85,000,000 (eighty-five million United States Dollars) of its loans made to Tower pursuant to the Facility Agreement and all US $15,000,000 (fifteen million United States Dollars) of loans made by each Bank to Tower pursuant to each Bank’s Equipment Facility Agreement dated September 10, 2007 with Tower, into an equity-equivalent convertible capital note ‘the New Capital Notes’) to be issued to the Bank or its nominee in the amount of US $100,000,000 (one hundred million United States Dollars) which will in turn be convertible, in whole or in part, at any time and from time to time into 70,422,535 (seventy million four hundred and twenty-two thousand five hundred and thirty-five) shares of Tower (‘the New Shares’) and the entering into by the Bank and TIC of Amendment No. 1 to this Agreement, so as to include the New Capital Notes and the New Shares issuable upon conversion thereof within the tag along rights granted to the Bank by TIC pursuant to the this Agreement; and”

3.	Clause 2.3(i) of the Tag Along Agreement is hereby amended to read in its entirety as follows:

“(i) Capital Notes issued pursuant to clause 5.4 of the Amending Agreement and pursuant to clause 5.4 of the 2008 Amending Agreement (collectively, ‘the Amending Agreements’), or Shares received from the conversion of any such Capital Notes issued pursuant to the Amending Agreements;”

4.
TIC refers to the representations and warranties made by it in the Tag Along Agreement and hereby confirms that such representations and warranties are true and correct on the date hereof as if all references therein to “this Agreement” were references to “this Amendment No. 1”.

5.
This Amendment No. 1 shall be read together with the Tag Along Agreement, and save for the changes contained herein, all the terms and conditions contained in the Tag Along Agreement remain unchanged, and in full force and effect.

6.	The recitals hereto shall form an integral part of this Amendment No. 1.

7.	This Amendment No. 1 may be amended only by a written document signed by both parties hereto.

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[Signature Page to Amendment No. 1 to Bank Leumi Tag Along Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Tag Along Agreement as of the date hereinbefore mentioned.

for ISRAEL CORPORATION LTD		for BANK LEUMI LE- ISRAEL B.M.
Signature:	/s/Avisar Paz & Nir Gilad	Signature:	/s/ Anat Golan & /s/ R Vataba
Name	By: Avisar Paz & Nir Gilad	Name:	Anat Golan & R Vataba
Title	Title: CFO & CEO	Title:	SRM & Head of Technology Sector